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                                                                    EXHIBIT 99.2







               FORM OF PROXY LAKE FOREST BANCORP, INC.


REVOCABLE PROXY         LAKE FOREST BANCORP INC.

               727 NORTH BANK LANE, LAKE FOREST, ILLINOIS 60045
                                (847) 234-2442
                       SPECIAL MEETING OF SHAREHOLDERS
                          JULY __, 1996, ____ __.M.

The undersigned hereby appoints Howard D. Adams, Edward J. Wehmer and David A. Dykstra, with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of common stock of Lake Forest Community Bancorp, Inc. ("Lake Forest") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting"), to be held on July __, 1996, at _____ __.m., local time, at ________________, ___________,
_________, Illinois ______, and at any and all adjournments or postponements thereof, as marked on the reverse side.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.
If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned hereby acknowledges receipt from Lake Forest prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated July __, 1996.

(PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                     LAKE FOREST COMMUNITY BANCORP, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL

1. Approval and adoption of the Agreement and Plan of Reorganization dated as of May 15, 1996, by and among North Shore and Lake Forest Bancorp II, Hinsdale Bancorp II, Libertyville Bancorp II and Crabtree Capital Corporation II and Lake Forest Bancorp, Inc., Hinsdale Bancorp, Inc., Libertyville Bancorp, Inc., and Crabtree Capital Corporation.

               / /  FOR           / /  AGAINST          / /  ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                     Dated:_____________________________, 1996

                                     __________________________________________
                                     Signature of Stockholder

                                     __________________________________________
                                     Signature of Stockholder

Please sign exactly as your name appears on this card (do not print).

When shares are held by joint tenants, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.